Gross commissions on policies issued on applications personally written by Registered Representatives of Broker are payable to Broker on premiums received and earned by JPVC as follows:

                ENSEMBLE(R) II VARIABLE UNIVERSAL LIFE INSURANCE

First Year (up to Target Premium)                               90%

First Year (in excess of Target Premium)                         5%

Renewal Years 2 through 5                                        5%

Renewal Years 6 through 10                                     2.5%

Renewal Years 11 and beyond                                    1.5%

The schedules of Target premiums are published by JPFIC in the brochures giving the Guideline Premium for Non-Participating Flexible Premium Variable Life (Ensemble(R) II).

                ENSEMBLE(R) III VARIABLE UNIVERSAL LIFE INSURANCE

Year 1 and 2 Initial Percentage of premium up to Rolling Target Premium*    90%

Year 1 and 2 Percentage of premium above Rolling Target Premium (excess)*    4%

Renewal Years:
Percentage of all premium received after Rolling Target Premium*:
         Years 3 through 5                                                   4%

         Years 6 through 10                                                  2%

         Years 11 and beyond                                                 0%

Asset Based Commission as Percentage of Policy Accumulation Value:
         Years 1 through 10                                               0.00%

         Years 11 and beyond up to threshold                              0.08%

         Years 11 and beyond over threshold                               0.04%

The schedules of Target Premiums are published by JPFIC in the brochures giving the Guideline Premium for Non-Participating Flexible Premium Variable Universal Life Insurance (Ensemble(R) III).

Asset Based Commission is paid on Accumulation Value less policy debt. The first payment of the Asset Based Commission is at the beginning of year 11 on the Accumulation Value at the end of the 10th policy year. The threshold for Asset Based Commission is the Type A--Preferred loan threshold (DEFRA Guideline Single Premium at issue, adjusted for any specified amount increases). When the

Accumulation Value less policy debt is greater than the threshold, the commission will have two components: one rate paid on Accumulation Value up to threshold and another rate paid on excess over threshold.

* The product has a Rolling Target Premium which means that the initial commission rate is paid on first year and renewal premiums until the cumulative premiums received exceed the Target Premium.

This supplemental commission schedule is part of the attached Broker/Dealer Agreement entered into by the Broker/Dealer ("Broker") and Jefferson Pilot Variable Corporation ("JPVC"). Such schedules are subject to change upon 30 days notice by JPFIC.

               ENSEMBLE(R) SL VARIABLE SURVIVORSHIP LIFE INSURANCE

Initial Percentage of premium up to Rolling Target Premium*                 90%

Year 1 Percentage of premium above Rolling Target Premium*                   3%

Renewal Years:
Percentage of all premium received after Rolling Target Premium*:
         Years 2 through 5                                                   3%

         Years 6 through 10                                                1.5%

         Years 11 and beyond                                               0.0%

Asset Based Commission as Percentage of Policy Accumulation Value:

         Years 1 through 10                                               0.00%

         Years 11 through 25 up to threshold                              0.08%

         Years 11 through 25 over threshold                               0.04%

         Years 26 and beyond up to and over threshold                     0.04%

The schedules of Target Premiums are published by JPFIC in the brochures giving the Guideline Premium for Non-Participating Flexible Premium Variable Survivorship Life Insurance (Ensemble(R) SL).

Asset Based Commission is paid on Accumulation Value less policy debt. The threshold for Asset Based Commission is the DEFRA Guideline Single Premium at issue. The first payment of the Asset Based Commission is at the beginning of year 11 on the Accumulation Value at the end of the 10th policy year. When the Accumulation Value less policy debt is greater than the threshold, the commission will have two components: one rate paid on Accumulation Value up to threshold and another rate paid on excess over threshold.

* The product has a Rolling Target Premium which means that the initial commission rate is paid on first year and renewal premiums until the cumulative premiums received exceed the Target Premium.

This supplemental commission schedule is part of the attached Broker/Dealer Agreement entered into by the Broker/Dealer ("Broker") and Jefferson Pilot Variable Corporation ("JPVC"). Such schedules are subject to change upon 30 days notice by JPFIC.

Gross commissions on policies issued on applications personally written by Registered Representatives of Broker are payable to Broker on premiums received and earned by JPVC as follows:

                ENSEMBLE(R) II VARIABLE UNIVERSAL LIFE INSURANCE

Schedule I                                         Schedule II

First Year                     65%                First Year                             65%
(up to Target Premium)                            (up to Target Premium)

First Year                      4%                First Year                              3%
(in excess of Target)                             (in excess of Target)

Renewal Years 2 - 15            4%                Renewal Years 2 -10                     3%

Renewal Years 16 & Later        0%                Renewal Years 11 & Later                0%

                                                  Asset Based Commission:
                                                  Percentage of Account Value

                                                  Years 1 -10                             0%

                                                  Years 11 & Later                     0.25%

The schedules of Target premium are published by JPFIC in the brochures giving the Guideline Premium for Non-Participating Flexible Premium Variable Life (Ensemble(R) II).

                ENSEMBLE(R) III VARIABLE UNIVERSAL LIFE INSURANCE

Year 1 and 2 Initial Percentage of premium up to Rolling Target Premium*        75%

Year 1 and 2 Percentage of premium above Rolling Target Premium (excess)*        3%

Renewal Years:
Percentage of all premium received after Rolling Target Premium*:

         Years 3-10                                                              3%

         Years 11 and beyond                                                     0%

Asset Based Commission as Percentage of Policy Accumulation Value:

         Years 1 through 10                                                    0.0%

         Years 11 and beyond up to threshold                                  0.10%

         Years 11 through 25 over threshold                                   0.05%

The schedules of Target Premiums are published by JPFIC in the brochures giving the Guideline Premium for Non-Participating Flexible Premium Variable Universal Life Insurance (Ensemble(R) III).

Asset Based Commission is paid on Accumulation Value less policy debt. The first payment of the Asset Based Commission is at the beginning of year 11 on the average Accumulation Value at the end of the 10th policy year. The threshold for Asset Based Commission is the Type A--Preferred loan threshold (DEFRA Guideline Single Premium at issue, adjusted for any specified amount increases). When the Accumulation Value less policy debt is greater than the threshold, the commission will have two components: one rate paid on Accumulation Value up to threshold and another rate paid on excess over threshold.

* The product has a Rolling Target Premium which means that the initial commission rate is paid on first year and renewal premiums until the cumulative premiums received exceed the Target Premium.

This supplemental commission schedule is part of the attached Broker/Dealer Agreement entered into by the Broker/Dealer ("Broker") and Jefferson Pilot Variable Corporation ("JPVC"). Such schedules are subject to change upon 30 days notice by JPFIC.

               ENSEMBLE(R) SL VARIABLE SURVIVORSHIP LIFE INSURANCE

Initial Percentage of Premium up to Rolling Target Premium*                 65%

Year 1 Percentage of Premium up to Rolling Target Premium*                   3%

Renewal Years:
Percentage of all premium received after Rolling Target Premium*

                  Years 2 through 10                                         3%

                  Years 11 and beyond                                        0%

Asset Based Commission as Percent of Accumulation Value:

                  Years 1 through 10                                      0.00%

                  Years 11 through 25 up to threshold                     0.10%

                  Years 11 through 25 over threshold                      0.05%

                  Years 26 and beyond up to and over threshold            0.05%

Asset Based Commission is paid on Accumulation Value less policy debt. The threshold for Asset Based Commission is the DEFRA Guideline Single Premium at issue. The first payment of the Asset Based Commission is at the beginning of year 11 on the Accumulation Value at the end of the 10th policy year. When the Accumulation Value less policy debt is greater than the threshold, the commission will have two components: one rate paid on Accumulation Value up to threshold and another rate paid on excess over threshold.

* The product has a Rolling Target Premium which means that the initial commission rate is paid on first year and renewal premiums until the cumulative premiums received exceed the Target Premium.

The schedules of Target Premiums are published by JPFIC in the brochures giving the Guideline Premium for Non-Participating Flexible Premium Variable Survivorship Life Insurance (Ensemble(R) SL).

This supplemental commission schedule is part of the attached Broker/Dealer Agreement entered into by the Broker/Dealer ("Broker") and Jefferson Pilot Variable Corporation ("JPVC"). Such schedules are subject to change upon 30 days notice by JPFIC.

Non-participating Flexible Premium Variable Life Insurance (Ensemble(R) II) POLICIES ISSUED BY JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY ("JP LIFEAMERICA").

This supplemental commission schedule* is part of the attached Broker/Dealer Agreement entered into by the Broker/Dealer ("Broker") and Jefferson Pilot Variable Corporation ("JPVC"). This schedule supersedes all previous commission schedules.

Gross commissions on policies issued on applications personally written by Registered Representatives of Broker are payable to Broker on premiums received and earned by JPVC as follows:

                ENSEMBLE(R) II VARIABLE UNIVERSAL LIFE INSURANCE

First Year Registered Representative (up to Target Premium)                  55%

First Year Expense Reimbursement Allowance (up to Target Premium)            27%

First Year Non-reallowable (up to Target Premium)                             8%
--------------------------------------                                   -----------

First Year Registered Representative (in excess of Target Premium)            3%

First Year Expense Reimbursement Allowance (in excess of Target)              0%

First Year Non-reallowable (in excess of Target Premium)                      1%
--------------------------------------                                   -----------

Renewal Years 2 - 15 (all premiums)                                           3%

Renewal Years 2 - 15 Non-reallowable (all premiums)                           1%
--------------------------------------                                   -----------

Renewal Years 16+ (all premiums)                                              1%

Renewal Years 16+ Non-reallowable (all premiums)                              1%
--------------------------------------                                   -----------

THE PERCENTAGE OF PREMIUM DESCRIBED AS "NON-REALLOWABLE" MUST BE RETAINED BY THE BROKER AND MAY NOT BE PAID TO THE REGISTERED REPRESENTATIVE.

*THIS COMMISSION SCHEDULE IS APPLICABLE ONLY TO ENSEMBLE(R) II POLICIES SOLD IN NEW YORK.

     Gross Commissions on policies issued on applications personally written by Registered Representatives of Broker are payable to Broker on premiums received and earned by JPVC as follows:

               ENSEMBLE(R) EXEC VARIABLE UNIVERSAL LIFE INSURANCE

                                                                  Simplified Issue Cases          Guaranteed Issue Cases
Year 1  Percentage of Premium Up to Target                                 35.0%                          35.0%
Year 1  Percentage of Premium Over Target, Up to 5 times                   10.0%                           7.0%
Target
Year 1  Percentage of Premium , Over 5 times Target                        2.5%                            2.5%

Year 2-5  Percentage of Premium Up to Target                               20.0%                          20.0%
Year 2-5  Percentage of Premium Over Target, Up to 5 times                 5.0%                            3.0%
Target
Year 2-5  Percentage of Premium Over 5 times Target                        2.5%                            2.5%

Renewal Years 6 and on; Percentage of all Premium Received:
Years 6 - 10                                                               2.5%                            2.5%
Years 11 +                                                                 0.0%                            0.0%

Asset Based Compensation as Percent of Accumulation Value
(Annual Rates):
Years 1-5                                                                  0.00%                          0.00%
Years 6 + on Accumulation Value up to Threshold                            0.15%                          0.15%
Years 6 + on Accumulation Value Over Threshold                             0.10%                          0.10%

Credit towards premium levels "Target" and "5 times Target" is measured separately each year for years 1 through 5. There is no rolling Target.

Asset Based Commission is paid on Accumulation Value less policy debt.
Asset Based Compensation is paid annually at the beginning of the policy year based on the average Accumulation Value ("AV") over the prior policy year (sum of AV less debt on each monthly anniversary divided by 12). The first payment of the Asset Based Compensation is at the beginning of year 6 on the average accumulation value in the 5th policy year. The threshold for Asset Based Compensation is the DEFRA Guideline Single Premium at issue with appropriate adjustments for policy changes. When the accumulation value less debt is greater than the threshold, the compensation will have two components: one rate paid on AV up to threshold, and the other rate paid on excess over threshold.

There will be a commission chargeback on policy surrenders or reductions in specified amount. The chargeback will be 100% of total commissions paid on first year surrender and 50% of total commissions paid on second year surrender. For face amount reductions, the chargeback will be a prorated portion of that taken on surrender, based on the percentage of total face amount that is reduced.

On increases, there will be a new set of policy year 1-5 commissions paid. Premiums paid after the increase will be split pro-rata between the original face amount and the amount of the increase, based on the ratio of face amounts.

This supplemental commission schedule is part of the attached Broker Dealer Agreement entered into by the Broker Dealer and Jefferson Pilot Variable Corporation. Such schedules are subject to change upon 30 days notice by Jefferson Pilot Financial Insurance Company.